                                                                   EXHIBIT 10.25

                            THE RETIREMENT PLAN OF
                          SCHEIN PHARMACEUTICAL, INC.
                                 & AFFILIATES


                        Effective As of January 1, 1992

                                   PREAMBLE
                                   --------

          Schein Pharmaceutical, Inc. (the "Company") established the Schein Pharmaceutical, Inc. Profit Sharing Plan (the "Plan") for the benefit of its eligible employees effective December 27, 1987. The Plan was subsequently amended. Effective January 1, 1992, four other plans were merged into the Plan, Danbury Pharmacal, Inc. 401(k) Plan, Danbury Pharmacal, Inc. Profit-Sharing Plan, Steris Laboratories, Inc. 401(k) Plan and Steris Laboratories, Inc. Profit-Sharing Plan, collectively (the "Merged Plans"). Each of the Merged Plans were either originally effective January 1, 1989 or amended to comply with the law in effect at the time of the merger. The Plan was also redesignated as The Retirement Plan of Schein Pharmaceutical, Inc. & Affiliates.

         The Plan is hereby again amended and restated in its entirety effective January 1, 1992 in order to comply with the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1989 and 1993, the Revenue Reconciliation Act of 1990 and the Unemployment Compensation Amendments Act of 1992. Benefits for any participant, or beneficiary of such participant, who retired, died or terminated employment at any time prior to January 1, 1992 will be determined under the provisions of the Plan as in effect on the date of the participant's retirement, death, or termination, unless additional benefits are specifically provided by a subsequent amendment to the Plan. The restated Plan contained herein will apply to participants, or beneficiaries of such participants, who retire, die or terminate employment at any time on or after January 1, 1992.

                               TABLE OF CONTENTS

Article                           Contents                          Page
-------                           --------                          ----
I                                    Definitions                      1
II                                  Participation                     16
III                         Participant Salary Reduction              19
IV                             Employer Contributions                 28
V                             Participant Contributions               40
VI                             Termination of Service                 43
VII                    Time and Method of Payment of Benefits         48
VIII                                 Withdrawals                      54
IX                           Investment of Contributions              56
X                                       Loans                         59
XI                       Employer Administrative Provisions           62
XII                     Participant Administrative Provisions         64
XIII                      Committee Duties With Respect to
                                Participant's Account                 69
XIV                     Fiduciary Duties and Responsibilities         72
XV                                 Top Heavy Rules                    74
XVI                 Exclusive Benefit, Amendment, and Termination     80

                     Appendix A - Procedures Regarding Qualified
                              Domestic Relations Orders               87

                                   ARTICLE I
                                  DEFINITIONS

          Whenever the following words and phrases appear in the Plan, they shall have the respective meaning set forth below, unless the context clearly indicates otherwise:

          1.01 "Accounting Date" shall be the last day of each calendar month. Effective July 1, 1994, the Accounting Date shall be the close of each business day. The fair market value of the Trust's assets will be determined on the Accounting Date. Further, all contributions and earnings and losses under the Plan will be allocated as of the Accounting Date.

          1.02 "Account Balance" shall mean the aggregate of the amount in the Participant's Salary Reduction Contribution Account, Voluntary Contribution Account, Rollover Contribution Account, Matching Contribution Account, Historic Account, Qualified Non-Elective Contribution Account and Base Contribution Account as of any date, less any Excess Amounts which must be returned to the Participant in order to avoid exceeding the limitations of Article IV.

          1.03 "Annual Addition" shall mean for any Plan Year the sum of (a) Employer contributions, (b) Employee contributions, (c) forfeitures, and (d) amounts allocated to an individual medical account, as defined in Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

          1.04 "Base Contribution Account" shall mean the account maintained for a Participant to record base contributions made by the Employer pursuant to
Article IV.

          1.05 "Beneficiary" is a person designated by a Participant who is or may become entitled to a benefit under the Plan.

          1.06 "Break in Service" shall mean a Plan Year during which an Employee completes less than 501 Hours of Service.

          1.07   "Code" means the Internal Revenue Code of 1986, as amended.

          1.08 "Committee" shall mean the Plan Committee appointed by the Company to administer this Plan pursuant to Article XIII hereof. In addition to its other duties, the Committee shall have full responsibility for compliance with the reporting and disclosure rules under ERISA as respects this Plan. Each Committee member is designated a Named Fiduciary under the Plan.

          1.09   "Company" means Schein Pharmaceutical, Inc.

          1.10 "Compensation" shall mean the total remuneration paid by the Employer to an Employee for services rendered to the Employer as reflected on Form W-2 for Federal income tax withholding purposes, including salary, commissions, overtime and

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bonuses, reduced by reimbursements or other expense allowances, fringe benefits
(cash and non-cash), moving expenses, deferred compensation (e.g. stock options) and welfare benefits, but including amounts deferred pursuant to Article III. In the case of any self-employed individual, Compensation shall mean Earned Income.

          In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA'93 Annual Compensation Limit. The OBRA'93 Annual Compensation Limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA'93 Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA'93 Annual Compensation Limit set forth in this provision.

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

          If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA'93 Annual Compensation Limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA'93 Annual Compensation Limit is $150,000.

          In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the OBRA'93 Annual Compensation Limit is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation prior to the application of this limitation.

          1.11 "Earned Income" shall mean the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by (1) contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code, and (2) the deduction allowed to the employer by Section 164(f) of the Code.

          1.12   "Effective Date" of this Plan is January 1, 1992.

          1.13 "Employee" shall mean any employee of the Employer or of any other employer required to be aggregated under Sections 414(b), (c), (m), (n) or
(o) of the Code.

          1.14 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          1.15 "Employer" shall mean the Company and any Participating Employer which adopts this Plan, as well as any predecessors or successors to the Employer.

          1.16 "Employment Commencement Date" shall mean the date on which the Employee first performs an Hour of Service for the Employer.

          1.17 "Enrollment Period" shall mean the twenty-one (21) day period preceding the Plan Entry Date.

          1.18 "Highly Compensated Employee" shall mean an Employee who, during the Plan Year or during the preceding 12-month period:

          (a) is a more than 5% owner of the Employer (applying the constructive ownership rules of Section 318 of the Code);

          (b) has Compensation in excess of $75,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

          (c) has Compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees (based on Compensation for the relevant year); or

          (d) has Compensation in excess of 50% of the dollar amount prescribed in Section 415(b) (1) (A) of the Code and is an officer of the Employer.

          If the Employee satisfies the definition in clause (b), (c) or (d) in the Plan Year but does not satisfy clause (b), (c) or (d) during the preceding 12-month period and does not satisfy clause (a) in either period, the Employee is a Highly Compensated Employee only if he is one of the 100 most highly compensated Employees for the Plan Year. The number of officers taken into account under clause (d) will not exceed the greater of 3 or 10% of the total number (after application of the exclusions under Section 414(q) of the Code) of Employees, but no more than 50 officers. If no Employee satisfies the Compensation requirement in clause (d) for the relevant year, the Committee will treat the highest paid officer as satisfying clause (d) for that year.

          The term "Highly Compensated Employee" also includes any former Employee who separated from service (or has a deemed separation from service, as determined under Treasury regulations) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his
55th birthday.   If the former Employee's separation from service occurred prior to January 1, 1987, he is a Highly Compensated Employee only if he satisfied clause (a) of this Section 1.18 or received Compensation in excess of $50,000 during: (1) the year of his separation from service (or the prior year); or (2) any year ending after his 54th birthday.

          The Committee shall also have discretion to use any other definition of "Highly Compensated Employee" promulgated by the secretary of Treasury.

          1.19 "Historic Account" shall mean the account maintained for a Participant to record any interest as of December 31, 1991 in any Merged Plan, and earnings and losses thereon.

          1.20   "Hour of Service" shall mean:

          (a) Each hour of service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Committee shall credit Hours of Service under this subsection (a) to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid;

          (b) Each hour of service for back pay, irrespective of mitigation of damages, which the Employer has agreed to pay, or for which the Employee has received an award. The Committee shall credit Hours of Service under this subsection (b) to the Employee for the Plan Year(s) to which the award of the agreement pertains, rather than for the Plan Year in which the award, agreement or payment is made; and

          (c) Each hour of service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a Plan Year, such as Leave of Absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty, Military Leave of Absence, or Maternity and Paternity Leave. The Committee shall not credit more than five hundred one (501) Hours of Service under this subsection (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during
         a single Plan Year).   Notwithstanding the above, the Committee shall
         credit an Employee with a Military Leave of Absence to the extent required by law. The Committee shall credit Hours of Service under this subsection (c) in accordance with the rules of subsections (b) and
         (c) of Department of Labor Reg. Section 2530.200(b)-2, which the Plan, by this reference, specifically incorporates in full within this subsection (c).

          The Committee shall not credit an Hour of Service under more than one
of the above subsections.   Furthermore, if the Committee is to credit Hours of
Service to an Employee for the twelve month period beginning with the Employee's Employment Commencement Date or with an anniversary of such date, then such twelve month period shall be substituted for the term "Plan Year" wherever the latter term appears in this Section 1.20. The Committee shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

          The Committee shall credit every Employee compensated on an hourly
basis with Hours of Service on the basis of the "actual" method.   For purposes
of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

          Employees compensated on other than an hourly basis and for whom hours are not required to be counted and recorded by any other federal law, such as the Fair Labor Standards Act, shall be credited with forty-five (45) hours per week for any week during which the Employee is credited with one (1) Hour of Service.

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

          1.21 "Investment Committee" shall mean the Committee appointed by the Company to manage the assets of the Plan pursuant to Articles IX and XIII hereof. Each Investment Committee member is designated a Named Fiduciary under the Plan.

          1.22 "Leased Employee" shall mean an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of
Section 414(n)(6) of the Code) on a substantially full time basis for at least one year and who performs services historically performed by employees in the Employer's business field. The Plan does not treat a Leased Employee as an Employee of the Employer.

          1.23 A "Leave of Absence" shall mean any absence approved by the Employer, other than absence which qualifies as a Maternity and Paternity Leave or Military Leave of Absence, including but not limited to, sick or disability time.

          1.24 "Matching Contribution Account" shall mean the account maintained for a Participant to record matching contributions made by the Employer pursuant to Article IV.

          1.25 "Maternity and Paternity Leave" shall mean an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of the child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following the birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a one year Break in Service, or in the immediately following computation period. The Hours of Service credited for a Maternity and Paternity Leave shall be those which would have normally been credited but for such absence, or, in any case in which the Committee is unable to determine such hours normally credited, eight
(8) Hours of Service per day. The total Hours of Service required to be credited for a Maternity and Paternity Leave shall not exceed 501.

          1.26 "Merged Plans" shall mean the Danbury Pharmacal, Inc. 401(k) Plan, the Danbury Pharmacal, Inc. Profit-Sharing Plan, the Schein
Pharmaceutical, Inc. Profit-Sharing Plan, the Steris Laboratories, Inc. 401(k) Plan and the Steris Laboratories, Inc. Profit-Sharing Plan, or any of them individually.

          1.27 "Military Leave of Absence" shall mean the absence of an Employee in military service for the United States of America, provided that the Employee returns to the employ of the Employer prior to the end of any period prescribed by the laws of the United States during which he has reemployment rights with the Employer.

          1.28 "Named Fiduciary" shall mean a person designated a fiduciary under this Plan.

          1.29 "Nonforfeitable" shall mean a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the Participant's Account Balance.

          1.30 "Normal Retirement Date" shall mean the date the Participant attains age 65 and five (5) Years of Service.

          1.31 "Owner-Employee" shall mean an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership. If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code for the employees of this and all other trades or businesses.

          If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this plan.

          If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

          For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employee, will be considered to control a trade or businesses if the Owner-Employee, or two or more Owner-Employees together:

          (1) own the entire interest in an unincorporated trade or business, or

          (2) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

          For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

          1.32 "Participant" is an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Article II.

          1.33 "Participating Employer" shall mean any member of a controlled group of corporations, as defined in Section 1563(a) of the Code, of which the Company is a member, which, with the written consent of the Company, adopts this Plan.

          1.34 "Payment Starting Date" shall mean the first day of the first period for which the Plan pays an amount in any form.

         1.35 "Plan" shall mean The Retirement Plan of Schein Pharmaceutical, Inc. & Affiliates.


         1.36 "Plan Entry Dates" shall mean the Effective Date and thereafter the first day of the first pay period coincident with, or next following, the date on which an Employee completes Six Months of Service.


         1.37 "Plan Year" shall mean the twelve (12) consecutive month period commencing on January 1 and ending on December 31.


         1.38 "Qualified Non-Elective Contribution Account" shall mean the account maintained for a Participant to record Qualified Non-Elective Contributions made by the Employer pursuant to Section 3.05.


         1.39 "Rollover Contribution Account" shall mean the account maintained for an Employee to record any Rollover Contributions accepted pursuant to Section 5.02.


         1.40 "Salary Reduction Contribution" shall mean the amount by which the Participant elects to reduce his Compensation which is then contributed to the Trust by the Employer.


         1.41 "Salary Reduction Contribution Account" shall mean the account maintained for a Participant to record Salary Reduction Contributions made on his behalf by the Employer.


         1.42 "Salary Reduction Agreement" shall mean the agreement between the Participant and the Employer whereby the

Participant directs the Employer to contribute a designated percentage of his Compensation to the Trust.


         1.43 "Self-Employed Individual" shall mean an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established or an individual who would have had Earned Income but for the fact that the trade or business has no net profits for the taxable year.


         1.44 "Six Months of Service" shall mean a period of six (6) consecutive calendar months during which an Employee completes at least 500 Hours of Service.


         1.45 A "Temporary Employee" shall mean a Leased Employee, any agent or an independent contractor.


         1.46 "Trust" shall mean the trust created under the Plan, known as the Henry Schein, Inc. Affiliates' 401(k) Trust. Effective July 1, 1994, the Trust is known as the Employee Benefit Plan Trust, as well as any successor thereto.


         1.47 "Trust Fund" shall mean all property of every kind held or acquired by the Trustee pursuant to this Plan. Trust assets will be valued at fair market value.


         1.48 "Trustee" shall mean the Dreyfus Trust Company. Effective July 1, 1994, the Trustee shall mean the State Street Bank and Trust Company, or any successor Trustee appointed pursuant to the terms of the Trust.

         1.49 "Voluntary Contribution Account" shall mean the account maintained for a Participant to record any voluntary contributions made by the Participant pursuant to Section 5.01 and any amount recharacterized as voluntary contributions.


         1.50 "Year of Service" shall mean a Plan Year during which the Employee completes at least 1,000 Hours of Service. If the Employer maintains the plan of a predecessor employer, Year of Service shall also include all Years of Service with such predecessor employer.


         1.51 Wherever used herein, the singular shall include the plural and the masculine shall include the feminine and the neuter, unless the context clearly indicates otherwise.

                                  ARTICLE II
                                 PARTICIPATION


         2.01   ELIGIBILITY.  Each Participant in the Plan or in any of the
                -----------
Merged Plans as of December 31, 1991 who is in the employ of the Employer on the Effective Date shall become a Participant on the Effective Date. Each other Employee shall become a Participant on the Plan Entry Date.

         Notwithstanding the foregoing, any person who is a nonresident alien (within the meaning of Code Section 7701(b)), a Temporary Employee or is a member of a collective bargaining unit is excluded from participation. If a Participant does not terminate employment but becomes a member of a collective bargaining unit, then unless the applicable collective bargaining agreement provides otherwise, during the period that such Participant is a member of a collective bargaining unit, the Committee shall limit that Participant's sharing in the allocation of Employer contributions and Participant forfeitures, if any, under the Plan to the extent of his Compensation paid by the Employer for services rendered while he is not a member of a collective bargaining unit. However, during such period, the Participant's Account Balance shall continue to share fully in Trust Fund earnings and losses.

         If an Employee who is not a Participant ceases to be a member of a collective bargaining unit, he shall participate in the Plan immediately if he has satisfied the service condition of this Section 2.01 and would have been a Participant had he not been a member of a collective bargaining unit during his period of service with the Employer. Furthermore, an Employee shall receive vesting credit under Article VI for each included Year of Service during his period of service with the Employer without regard to whether the Employee is a member of a collective bargaining unit.

         For purposes of this Section 2.01, an Employee is a member of a collective bargaining unit if he is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one (1) or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such employer or employers. The term "employee representatives" does not include an organization of which more than one half the members are owners, officers or executives of the Employer.


         2.02   MONTH OF SERVICE - PARTICIPATION.  For purposes of participation
                --------------------------------
under Section 2.01, the Plan shall take into account all of an Employee's consecutive calendar Months of Service with the Employer. Months of Service shall include all consecutive calendar Months of Service an Employee completes with an Employer or any entity which is required to be aggregated with the Employer pursuant to Sections 414(b), (c), (m), (n), or (o) of the Code.


         2.03   PARTICIPATION UPON RE-EMPLOYMENT.  A Participant whose
                --------------------------------
employment terminates shall re-enter the Plan as a Participant on the date of his re-employment. An Employee who has satisfied the eligibility condition of Section 2.01, but who terminates employment prior to becoming a Participant, shall become a Participant in the Plan on the date of his re-employment. Any other Employee whose employment terminates and who is subsequently re-employed shall become a Participant in accordance with the provisions of Section 2.01 and Section 2.02.

                                  ARTICLE III
                         PARTICIPANT SALARY REDUCTION


         3.01   SALARY REDUCTION AGREEMENT.   A Participant may elect to enter
                --------------------------
into a Salary Reduction Agreement with the Employer which will be applicable to all payroll periods within such Plan Year after the Plan Entry Date following execution of the Salary Reduction Agreement. The terms of any such Salary Reduction Agreement shall provide that the Participant agrees to a reduction in Compensation from the Employer equal to any whole percentage from one percent (1%) to twelve percent (12%) of his Compensation for each payroll period within such Plan Year. A Participant who does not elect to enter into a Salary Reduction Agreement with the Employer shall continue to receive his entire amount of Compensation in cash.


         3.02   CHANGE IN SALARY REDUCTION RATE. A Participant may suspend his
                -------------------------------
contributions under his Salary Reduction Agreement at any time. A Participant may amend his Salary Reduction Agreement during any Plan Year as of the first day of the first pay period in any calendar quarter by filing twenty-one (21) days advance written notice of any change. Salary Reduction Agreement amendments shall be effective as of the first day of the first pay period after the twenty-one (21) days advance notice. Notwithstanding the above limitations, the Employer may decrease at any time the Salary Reduction Contribution of any Participant by any percentage, whether whole or fractional, if the Committee notifies the Employer that such decrease is necessary to ensure that the limitations of Sections 3.04,
3.05 or 4.07 are met for the Plan Year.


         3.03   VESTING - SALARY REDUCTION CONTRIBUTION ACCOUNTS.  Amounts
                ------------------------------------------------
credited to a Participant's Salary Reduction Contribution Account shall be 100% vested and Nonforfeitable at all times. The Committee shall pay all Salary Reduction Contributions over to the Trust no later than ninety (90) days after the date the funds were withheld from the Participant's Compensation.


         3.04   SALARY REDUCTION CONTRIBUTION LIMITATIONS.  Notwithstanding
                -----------------------------------------
Section 3.01 hereof, the maximum amount of Compensation a Participant is permitted to defer during any calendar year is limited to $7,000 as adjusted by the Secretary of Treasury pursuant to Section 402(g)(5) of the Code. Any amount that cannot be credited to the Participant's Salary Reduction Contribution Account due to the foregoing limit shall be paid to the Participant in cash.
For purposes of the limitation of this Section 3.04, the amount contributed to a Participant's Salary Reduction Contribution Account shall not include any Salary Reduction Contributions properly returned to the Participant as excess Annual Additions under Section 4.07.

         If a Participant would exceed the limitation of this Section 3.04 when the amount the Participant elects to contribute to his Salary Reduction Contribution Account is aggregated with the amounts deferred by the Participant under other plans or arrangements described in Sections 401(k), 408(k), 403(b), 457 or

501(c)(18) of the Code, the Participant may request that the Committee distribute the excess deferrals to him. Such excess deferrals and income or loss allocable thereto may be distributed no later than April 15 of the year following the year in which any such excess deferrals are contributed, to Participants who claim such allocable deferral contributions for the preceding calendar year. The Participant's claim shall be in writing; shall be submitted to the Committee no later than March 1; shall specify the Participant's deferral contribution amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such deferral contributions, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), 403(b), 457 or 501(c)(18) of the Code, exceed the limit imposed on the Participant in accordance with the applicable provisions of the Code for the year in which the deferral occurred. To the extent the excess deferral arises under this Plan when combined with other plans of the Employer, the individual will be deemed to have notified the Committee of the excess deferral and requested distribution of the excess deferral.

         The income or loss allocable to the excess deferrals shall be the sum of (1) the amount determined by multiplying the income or loss allocable to the Participant's accounts containing the excess deferrals for the calendar year by a fraction, the numerator of which is the excess deferrals on behalf of the Participant for the calendar year and the denominator of which is the Participant's account balance in his accounts containing the excess deferrals as of the last day of the calendar year in which the excess deferrals are made without regard to any gain or loss allocable to such total amount for the calendar year; and
(2) ten (10) percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the calendar year in which the excess deferrals were made and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Excess deferrals shall be treated as Annual Additions, unless such amounts are distributed to the Participant no later than April 15 of the year following the year in which any such excess deferrals are contributed.


         3.05  SALARY REDUCTION DISCRIMINATION LIMITATION.  The Employer shall
               ------------------------------------------
not permit a Participant to defer an amount of Compensation that would cause the Plan to not satisfy at least one of the following tests in any Plan Year:

         (a) The Actual Deferral Percentage for the group of Highly Compensated Employees shall not exceed the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

         (b) The Actual Deferral Percentage for the group of Highly Compensated Employees shall not exceed the Actual Deferral Percentage for all other eligible Employees multiplied by 2.0, provided that the Actual Deferral Percentage for the group of Highly Compensated Employees does not exceed the Actual Deferral Percentage of all other eligible Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of ratios (calculated separately for each Employee in such group) of (i) the amount of Salary Reduction Contributions actually paid over to the Trust on behalf of each such Employee for such Plan Year, to (ii) the Employee's Compensation for that portion of the Plan Year during which the Employee was eligible to participate. In computing the Actual Deferral Percentage, Salary Reduction Contributions shall not include any amounts properly returned to (i) the Participant as excess Annual Additions under
Section 4.07; or (ii) a non-Highly Compensated Employee as excess deferrals under Section 3.04. The Actual Deferral Percentage for a Participant who makes no Salary Reduction Contributions during a Plan Year shall be 0%. Contributions taken into account for purposes of determining the Actual Deferral Percentage test must be made before the last day of the twelve-month period immediately following the Plan Year to which the contributions relate. In computing the Actual Deferral Percentage, the Committee may include in subparagraph (i) above, the amount of any Employer contributions which are 100% vested when made and are subject to the same withdrawal restrictions applicable to Salary Reduction Contributions. These contributions shall be named "Qualified Non-Elective Contributions" and shall be placed in the Qualified Non-Elective Contribution Account of only the Non-Highly Compensated Employees. If matching contributions are taken into account for purposes of this subparagraph (i), they must meet the requirements applicable to Employer contributions in the preceding sentence and cannot be taken into account under Section 4.02(i). In the event Salary Reduction Contributions are used to satisfy the Actual Contribution Percentage test under Section 4.02, the Actual Deferral Percentage test must be satisfied both with and without inclusion of the Salary Reduction Contributions used in the Actual Contribution Percentage test.

         The Actual Deferral Percentage for any Employee who is a Highly Compensated Employee for the Plan Year and who has Salary Reduction Contributions allocated to his account under two or more plans of the Employer shall be determined as if all such contributions were made under a single plan. If the above plans have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

         In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this Section 3.05 shall be applied by determining the Actual Deferral Percentages of Participants as if all such plans were a single plan. Plans may be aggregated to satisfy Section 401(k) of the Code only if they have the same plan year.

         For purposes of determining the Actual Deferral Percentage of a Participant who is a five percent (5%) owner or one of the ten most highly-paid Highly Compensated Employees, the Salary Reduction

Contributions and Compensation of such Participant shall include the Salary Reduction Contributions and Compensation for the Plan Year of Family Members as defined in Section 414(q)(6) of the Code. Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Deferral Percentage both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

         The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test. The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.


         3.06   EXCESS CONTRIBUTIONS.  Notwithstanding the foregoing paragraph,
                --------------------
with respect to any Plan Year in which Salary Reduction Contributions on behalf of Highly Compensated Employees exceed the applicable limit, the Committee shall reduce the amount of the Excess Contributions made on behalf of the Highly Compensated Employees (by reducing such contributions in order of Actual Deferral Percentages beginning with the highest), and shall distribute any Excess Contributions which exist after such reduction, as adjusted by the income or loss allocable to such Excess Contributions, to the affected Highly Compensated Employees no later than March 15 of the year following the Plan Year in which any such Excess Contributions are made, but in no event shall such amounts be distributed later than the end of the Plan Year fol-lowing the Plan Year in which such Excess Contributions were contributed.
Excess Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules as defined in Section 414(q)(6) of the Code in proportion to the Salary Reduction Contributions and amounts treated as Salary Reduction Contributions of each Family Member that is combined to determine the combined Actual Deferral Percentage, in the manner prescribed by the regulations.

         For purposes of Section 3.06, "Excess Contributions" shall mean, with respect to any Plan Year, the aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of the Highly Compensated Employees over the maximum amount of such contributions permitted by the Actual Deferral Percentage test. The income or loss allocable to the Excess Contributions shall be the sum of (1) the amount determined by multiplying the income or loss allocable to the Participant's accounts containing the Excess Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the Plan Year and the denominator of which is the Participant's account balance in his accounts containing the Excess Contributions as of the Accounting Date of the Plan Year in which the Excess Contribution is made without regard to any gain or loss allocable to such total amount for the Plan Year; and (2) ten (10) percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year in which the Excess Contributions were made and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

                                   ARTICLE IV
                            EMPLOYER CONTRIBUTIONS


         4.01  MATCHING CONTRIBUTION.  The Employer shall make a fixed matching
               ---------------------
contribution to each Participant's Matching Contribution Account equal to 25% of the first 3% of such Participant's Salary Reduction Contribution. The Employer may also elect to make a discretionary matching contribution. Although the amount to be contributed for each Plan Year by the Employer as a discretionary matching contribution under this Section 4.01 is purely discretionary, any such contributed amounts will be allocated to the Matching Contribution Accounts of each Participant on the basis of a fraction, the numerator of which is equal to the amount of the Participant's Salary Reduction Contribution, and the denominator of which is the sum total of all Participants' Salary Reduction Contributions.


         4.02   LIMITATIONS ON MATCHING CONTRIBUTIONS.  The Employer shall not
                -------------------------------------
make matching contributions to the Plan which would cause the Plan not to satisfy at least one of the following tests in any Plan Year:

         (a) The Actual Contribution Percentage for the group of Highly Compensated Employees shall not exceed the Actual Contribution Percentage for all other eligible Employees multiplied by 1.25; or

         (b) The Actual Contribution Percentage for the group of Highly Compensated Employees shall not exceed the Actual Contribution Percentage for all other eligible Employees multiplied by 2.0, provided that the Actual Contribution Percentage for the group of Highly Compensated Employees does not exceed the Actual Contribution Percentage for all other eligible Employees by more than two (2) percentage points or such lesser amount as the Secretary of the

         Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

For purposes of this Section 4.02, the Actual Contribution Percentage for a specified group of Employees shall be the average of the ratios (calculated separately as a Contribution Percentage for each Employee in the group) of (i) Employee voluntary contributions and the matching contributions under the Plan on behalf of the Employee for the Plan Year, to (ii) the Employee's Compensation for that portion of the Plan Year during which the Employee was eligible to participate. The Contribution Percentage for a Participant who is not allocated a matching contribution shall be 0%. For purposes of determining Contribution Percentages, Salary Reduction Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Employer contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year. In computing Contribution Percentages, the Committee may include in subparagraph (i) above, Salary Reduction Contributions, except for Salary Reduction Contributions which are properly distributed as excess Annual Additions under Section 4.07, and base contributions which are 100% vested when made and are not available for withdrawal under any circumstances.

         In computing Contribution Percentages, the Committee shall not include matching contributions that are forfeited either to correct Excess Aggregate Contributions under Section 4.03 or because the contributions to which the matching contributions relate are excess deferrals under Section 3.04, Excess Contributions under
Section 3.06 or Excess Aggregate Contributions under Section 4.03.

         The Contribution Percentage for any Employee who is a Highly Compensated Employee for the Plan Year and who has matching contributions allocated to his account under two or more plans of the Employer shall be determined as if all such contributions were made under a single plan. If the above plans have different plan years, the plans ending with or within the same calendar year shall be treated as a single plan.

         In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this Section 4.02 shall be applied by determining the Contribution Percentages of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan year.

         For purposes of determining the Contribution Percentage of a Participant who is a five percent (5%) owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage amounts and Compensation of such Participant shall include the Contribution Percentage amounts and Compensation for the Plan Year of Family Members as defined in
Section 414(q)(6) of the Code. Family Members, with respect to Highly
Compensated

Employees, shall be disregarded as separate employees in determining the Contribution Percentages both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees. Excess Aggregate Contributions shall be allocated to Participants who are subject to the Family Members aggregation rules of Section 414(q)(6) of the Code in proportion to the Employee and matching contributions or amounts treated as matching contributions of each Family Member that is combined to determine the combined Contribution Percentage, in the manner prescribed by the regulations.

         The determination and treatment of the Contribution Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage test.


         4.03   DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.
                ----------------------------------------------

Excess Aggregate Contributions and income allocable thereto shall be distributed no later than March 15 of the Plan Year following the Plan Year in which any such Excess Aggregate Contribution were made, but in no event shall the Excess Aggregate Contributions be distributed later than the last day of the Plan Year following the Plan Year in which the contributions giving rise to the Excess
Aggregate Contributions were allocated.   If Excess Aggregate Contributions are
distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the

Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

         For purposes of Section 4.03, "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of the aggregate Contribution Percentage amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum Contribution Percentage amounts permitted by the Actual Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages). Such determination shall be made after first determining Excess Contributions pursuant to Section
3.06 and then determining Excess Aggregate Contributions pursuant to this
Section 4.03. The Excess Aggregate Contributions to be distributed to a Participant shall be adjusted by the income or loss allocable to such Excess Aggregate Contribution. The income or loss allocable to the Excess Aggregate Contributions shall be the sum of (1) the amount determined by multiplying the income or loss allocable to the Participant's accounts containing the excess amounts for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the Participant's account balance in the accounts containing the excess amounts as of the Accounting Date of the Plan Year in which the Excess Aggregate Contribution is made without regard to any gain or loss allocable to such total amount for the Plan Year; and (2) ten (10) percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year in which the Excess Aggregate Contributions were made and the date of distribution, counting the date of distribution if distribution occurs after the 15th day of such month.


         4.04   FORFEITURE OF MATCHING CONTRIBUTIONS. In the event a matching
                ------------------------------------
contribution relates to an excess deferral under Section 3.04, or an Excess Contribution under Section 3.06, the matching contribution and income allocable thereto shall be forfeited. The income allocable to a matching contribution shall be determined in accordance with the procedure for determining income allocable to Excess Aggregate Contributions set forth in Section 4.03. Forfeited matching contributions and the income allocable thereto shall be used for payment of Plan expenses and then used to reduce the Employer's matching contributions obligation. The forfeited amounts are treated as Annual Additions under the Plan for those Participants from whose Accounts the amounts are forfeited.


         4.05  DISCRETIONARY BASE CONTRIBUTIONS.  For each Plan Year, the
               --------------------------------
Employer may contribute to the Trust a discretionary base contribution amount if the Employer deems it advisable. The Employer's base contribution amount will be allocated only to Participants who are employed by the Employer on the last day of the Plan Year and who have been credited with one thousand (1,000) Hours of Service for that Plan Year, except that a Participant whose service with the Employer terminates in a Plan Year because of death, disability, or retirement on or after Normal Retirement Date, will share in the allocation of the Employer's base contribution for the Plan Year. Notwithstanding the foregoing, if a Participant completes 501 or more Hours of Service, regardless of whether he is employed on the last day of the Plan Year, he will receive a base contribution if such contribution is necessary to enable the Plan to satisfy the minimum coverage test of Section 410(b) of the Code or the minimum participation test of Section 401(a)(26) of the Code. The allocation of the Employer's base contribution shall be based on a ratio, the numerator of which is the Participant's Compensation for the Plan Year, and the denominator of which is the total Compensation for all Participants for that Plan Year.


         4.06   EMPLOYER CONTRIBUTIONS.  This Plan is intended to be a profit
                ----------------------
sharing plan to which Employer contributions shall be made without regard to current or accumulated profits. All contributions by the Employer shall be paid to the Trustee not later than the time prescribed by law for filing the federal income tax return of the Employer, including any extensions which have been granted for the filing of such return.


         4.07   LIMITATION ON ALLOCATION TO PARTICIPANT'S ACCOUNT.
                -------------------------------------------------
If an Employee does not and has not ever received an allocation of Annual Additions, the amount of Annual Additions which the Committee may allocate under this Plan on a Participant's behalf for a Limitation Year shall not exceed the Maximum Permissible Amount. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Committee may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Committee shall make this determination on a uniform and reasonable basis for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Committee shall determine the Maximum Permissible Amount for the Limitation Year on the basis of the Participant's Compensation for the Limitation Year.

          If, as a result of the Committee's estimation of the Participant's Compensation, as a result of a forfeiture allocation, or as a result of a reasonable error in determining the amount of Salary Reduction Contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, an Excess Amount exists, any Salary Reduction Contributions or nondeductible voluntary contributions will be returned to the Participant. To the extent an Excess Amount still exists, the Committee shall reduce any Employer contributions and forfeitures to the participant's Accounts at the end of the Limitation Year by the Excess Amount, and any remaining Excess Amount shall be carried over to the next Limitation Year. If the participant is not covered by the Plan as of the end of the Limitation Year, then the Excess Amount will be allocated to the Accounts of all other

Participants in the Plan for the Limitation Year before any other amounts are allocated for such Limitation Year.

          If an Employee is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.0.

          The defined benefit plan fraction for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under the plan (determined at the close of the Plan Year) and the denominator of which is the lesser of (1) 1.25 multiplied by the dollar limitation in effect for such Plan Year under Section 415(b) (1) (A) of the Code as adjusted by Section 415(d) of the Code; or (2) 1.4 multiplied by one-hundred percent (100%) of the Participant's average monthly Compensation during the three consecutive years when the total Compensation paid to him was highest, including any adjustment under Section 415(b) of the Code. Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

          The defined contribution plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account Balance as of the close of the Plan Year, (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Employer) and the denominator of which is the sum of the applicable maximum amounts of Annual Additions which could have been made under Section 415(c) of the Code for such Plan Year and for all prior years of such Participant's employment. If the employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) of the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

          The applicable maximum amount for any Plan Year shall be equal to the lesser of (1) 1.25 multiplied by the dollar limitation in effect for such Plan Year under Section 415(c)(1)(A) of the code; or (2) 1.4 multiplied by twenty-five percent (25%) of the Participant's Compensation for such Plan Year. For purposes of this limitation, all defined benefit plans of the Employer, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Employer, whether or not terminated, are to be treated as one defined contribution plan.

          The following definitions apply to this Section only:

          (a) "Maximum Permissible Amount" - For a Limitation Year, the Maximum Permissible Amount with respect to any Participant shall be the lesser of (i) $30,000 (or, if greater, 25% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code), or (ii) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year.

          (b) "Compensation" - Compensation as defined but excluding amounts deferred pursuant to Article III or pursuant to a cafeteria plan as defined by Section 125 of the Code.

          (c) "Employer" - The Employer which adopts this Plan as well as any entity which must be aggregated with the Employer pursuant to Sections 414(b), (c), (m), (n) or (o) of the Code.

          (d) "Excess Amount" - The excess of the Participant's Annual Additions credited to the Participant's Account for the Limitation Year over the Maximum Permissible Amount. Any Excess Amount shall be held in a suspense account which does not participate in the allocation of the Trust's investment gains and losses. Excess Amounts may not be distributed to Participants or former Participants, except as otherwise provided in
          Section 4.07. Any Excess Amount which is allocated shall be deemed to be an Annual Addition for the Limitation Year in which it is allocated.

          (e)  "Limitation Year" - The Plan Year.

          (f) "Projected Annual Benefit" - The annual retirement benefit (adjusted if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

               (1) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

               (2) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

                                   ARTICLE V
                           PARTICIPANT CONTRIBUTIONS


          5.01  VOLUNTARY CONTRIBUTIONS.  A Participant may make nondeductible
                -----------------------
employee contributions ("voluntary contributions") equal to any whole percentage from one percent (1%) to ten percent (10%) of his Compensation for each payroll period within such Plan Year. Any voluntary contributions made by a Participant will be allocated to the Participant's Account Balance no later than 30 days after the next following Accounting Date. The Committee shall not accept any Participant's voluntary contributions which when aggregated with matching contributions made on behalf of the Participant do not satisfy the nondiscrimination test set forth in Section 4.02. For purposes of Section 4.02, the Contribution Percentage of a Participant who is not allocated a matching contribution and does not make a voluntary contribution shall be 0%. A Participant's voluntary contribution will be considered to have been made in the Plan Year during which it is contributed to the Trust. To the extent Section
4.02 is not satisfied, any Excess Aggregate Contributions must be returned to the Participant pursuant to Section 4.03. The Committee shall return voluntary contributions prior to returning any other Excess Aggregate Contributions. All voluntary contributions made by a Participant and income accruing thereon shall be one hundred percent (100%) vested. A separate account will be maintained to reflect voluntary contributions and income accruing thereon. All voluntary contributions made after December 31, 1986 and the income allocable thereto shall be treated as a separate contract for purposes of the distribution rules under Section 72 of the Code. The Committee shall maintain records of withdrawals, contributions, earnings and losses attributable to each contract.

         Each Participant shall have the right to make withdrawals of his voluntary contributions from the Voluntary Contribution Account, upon twenty-one
(21) days' prior written notice to the Plan Committee. No withdrawal shall be for less than Two Hundred Fifty Dollars ($250) and only one withdrawal may be made under this Section 5.01 in any Plan Year. All withdrawals shall be on the basis of the value of the Participant's Voluntary Contribution Account as of the Valuation Date that is at least twenty-one (21) days after the request for withdrawal is made. For purposes of this Section 5.01, the Voluntary Contribution Account shall be deemed to include the corresponding sub-accounts, if any, of the Historic Account.

         Withdrawals shall be made from pre-1987 voluntary contributions first. After the contract attributable to pre-1987 voluntary contributions is depleted, withdrawals can be made from the other contract.

         5.02  ROLLOVER CONTRIBUTIONS.  Any Employee, with the Committee's
               ----------------------
consent, may contribute cash to the Trust Fund, if the contribution is a Rollover Contribution. For this purpose a Rollover Contribution means (a) an Eligible Rollover Distribution within the meaning of Section 402(c)(4) of the Code; (b) a contribution by an Employee of a distribution received from the qualified plan of another employer provided the Employee makes the contribution within 60 days of his receipt of a distribution which satisfied the requirements of Section 402(a)(5) of the Code before January 1, 1993 and which satisfied the requirements of Section 402(c)(l) after December 31, 1992; (c) a contribution by an Employee under Section 408(d)(3) of the Code of the balance in an individual retirement account or annuity which amount is attributable to a prior rollover distribution which satisfied the requirements of Section 402(a)(5) of the Code before January 1, 1993 and which satisfied the requirements of Section 402(c)(1) after December 31, 1992; or (d) a direct transfer of the Employee's interest from the trustee of a qualified plan maintained by another employer. Before accepting the Rollover Contribution, the Committee may require the Employee to furnish satisfactory evidence that the proposed transfer is in fact a Rollover Contribution that the Code permits a Employee to make to a qualified plan. The Committee shall not accept any amount from or attributable to any defined benefit plan or other plan which would require the Plan to offer or to provide automatic survivor benefits under
Section 401(a)(11) of the Code. A Rollover Contribution is not an Annual Addition under Section 1.03 or Section 4.07.

         Rollover Contributions are 100% vested at all times and, effective April 1, 1994, follow the distribution restrictions applicable to base contributions.

                                  ARTICLE VI
                            TERMINATION OF SERVICE


         6.01  NORMAL RETIREMENT DATE.  Upon reaching his Normal Retirement
               ----------------------
Date, a Participant shall be fully vested in his Account Balance. A Participant who remains employed after reaching his Normal Retirement Date shall continue to fully participate in this Plan. Upon termination of a Participant's employment for any reason after Normal Retirement Date, the Committee shall direct the Trustee to commence payment of the Participant's Account Balance to him (or to his Beneficiary if the Participant is deceased), in accordance with the provisions of Article VII no later than sixty (60) days after the close of the Plan Year in which the Participant's employment terminates.


         6.02  PARTICIPANT DISABILITY.  A Participant shall be fully vested in
               ----------------------
his Account Balance if he is deemed disabled by the Committee. The Committee shall direct the Trustee to commence payment of the Participant's Account Balance to him in accordance with the provisions of Article VII no later than sixty (60) days after the close of the Plan Year in which the Participant is deemed disabled. The Plan shall consider a Participant disabled on the date the Committee determines the Participant, because of a physical or mental disability, will be unable to perform the duties of his customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the Committee considers will be of long and continued duration. The Committee may require a Participant to submit to a physical examination in order to confirm disability. If the disabled Participant is a member of the Committee, a disinterested third party shall be appointed by the Committee to evaluate the Committee member's condition. The Committee shall apply the provisions of this Section 6.02 in a nondiscriminatory, consistent and uniform manner.


         6.03  TERMINATION OF SERVICE PRIOR TO NORMAL RETIREMENT DATE.   Upon
               ------------------------------------------------------
termination of a Participant's employment prior to Normal Retirement Date (for any reason other than death or disability), the Committee shall direct the Trustee to commence payment of the Participant's vested Account Balance to him (or to his Beneficiary if the Participant is deceased), in accordance with the provisions of Article VII, no later than sixty (60) days after the close of the Plan Year in which the Participant's employment terminates.

         6.04  VESTING - EMPLOYER CONTRIBUTIONS. Amounts credited to a
               --------------------------------
Participant's Matching Contribution Account shall be one hundred percent (100%) vested at all times. A Participant's Base Contribution Account and Historic Account attributable to similar Employer base contribution amounts, shall be one hundred percent (100%) vested upon reaching his Normal Retirement Date (if employed by the Employer on or after that date), or if his employment with the Employer terminates as a result of death or disability. If a Participant's employment with the Employer terminates prior to his Normal Retirement Date for any reason other than death or dis-ability, then for each Year of Service he shall earn a Nonforfeitable percentage of his Base Contribution Account as determined by the following vesting schedule:

                                        Percent of
                                      Nonforfeitable
         Years of Service        Base Contribution Account
         ----------------        -------------------------
                0                               0%
                1                              10%
                2                              20%
                3                              30%
                4                              40%
                5                              60%
                6                              80%
                7 or more                     100%

         Notwithstanding the above, the Account Balance of a Participant who as of December 31, 1991 was a participant in the Danbury Pharmacal, Inc. Profit Sharing Plan and who had at least three (3) Years of Service as of such date shall be 50% vested upon completion of four (4) Years of Service.

         For purposes of determining Years of Service under Section 6.04, the Plan shall take into account all Years of Service an Employee completes with the Employer or any entity which is required to be aggregated with the Employer pursuant to Sections 414(b), (c), (m), (n) or (o) of the Code.

         Solely for purposes of determining a Participant's Nonforfeitable percentage of his Base Contribution Account and Historic Account which accrued prior to a Forfeiture Break in Service, the Plan shall disregard any Years of Service after the Participant first incurs a Forfeiture Break in Service. A Participant incurs a Forfeiture Break in Service when he incurs five (5) consecutive one-year Breaks in Service.

         If a Participant who has no vested interest incurs a Break in Service, the Committee shall disregard the Participant's pre-break Years of Service for purposes of determining his vested interest in his post-break Account Balance if the number of the Participant's aggregate one-year Breaks in Service equals or exceeds the greater of five (5) or the number of the Participant's aggregate Years of Service.

         6.05  FORFEITURE AND REPAYMENT. If a Participant terminates employment
               ------------------------
before his interest in his Base Contribution Account or Historic Account are fully vested, that portion which has not vested shall be forfeited as of the last day of the Plan Year in which (i) he receives a distribution of the Nonforfeitable portion of his Account Balance or (ii) he incurs a Forfeiture
Break in Service.   If the value of the Participant's vested Base Contribution
Account or Historic Account is zero, the Participant shall be deemed to have received a distribution of such vested Account Balance. If a Participant who has received a distribution of the Nonforfeitable portion of his Account Balance is rehired before he incurs a Forfeiture Break in Service, he may repay to the
Trustees an amount equal to the distribution amount.   The Participant must make
repayment prior to the earlier of the date he would incur a Forfeiture Break in Service after such distribution, or five (5) years after the date on which he is reemployed. Such repayment shall be credited to his Account Balance and an additional amount equal to the forfeited portion of his Base Contribution Account and Historic Account will either be allocated to the Participant's Account Balance out of current forfeitures or contributed by the Employer as of the last day of that Plan Year. It shall be the duty of the Employer to give timely notification to any rehired Employee if such Employee is eligible to make a repayment, of his right to make such a repayment, and of the consequences of not making such repayment. In the case of a terminated Participant who is deemed to have received a distribution and is rehired before he incurs a Forfeiture Break in Service, his forfeited Base Contribution Account and Historic Account shall be restored upon reemployment. In the case of a terminated Participant who does not receive a distribution of the Nonforfeitable portion of his Account Balance and whose service resumes after five (5) consecutive one-year Breaks in Service, the Nonforfeitable Account Balance shall be maintained as a fully vested subaccount within his Base Contribution Account and Historic Account.

         Subject to any restoration allocation of a forfeited amount on behalf of a Participant who repays a distribution as described above, and payment of Plan expenses, the Employer shall use any remaining forfeiture amounts to reduce any Employer contribution obligation.

                                  ARTICLE VII
                    TIME AND METHOD OF PAYMENT OF BENEFITS


         7.01  TIME OF PAYMENT OF ACCOUNT BALANCE.  Unless the Participant
               ----------------------------------
elects in writing, if distribution has not yet commenced pursuant to Sections
6.02 or 6.03, the Committee shall direct the Trustee to commence distribution of a Participant's Account Balance determined as of the Accounting Date coincident with or preceding the event causing distribution no later than sixty (60) days after the close of the Plan Year in which the later of the following events occurs:

         (a) The date the Participant reaches his Normal Retirement Date, or

         (b) The date the Participant terminates service with the Employer.

The Committee shall, however, direct the Trustee to commence distribution no later than the Participant's Required Beginning Date. The Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, notwithstanding the Participant's continued employment; except that any Participant who attained age 70 1/2 before January 1, 1988, and who is not a five percent owner in the Plan Year in which he attained age 66 1/2 or any later Plan Year, need not commence receiving payments hereunder until April 1 of the year following the year in which he actually retires.

         7.02  DEFERRED DISTRIBUTION. A Participant who separates from service
               ---------------------
prior to attaining age 70 1/2 may request that the

Committee direct the Trustee to defer commencement of his distribution until his Required Beginning Date.

         7.03  FORMS OF PAYMENT. The Participant may elect one of the optional
               ----------------
forms of payment described herein. The election of such option must be in writing, in such form as the Committee shall prescribe, signed by the Participant and filed with the Committee during the 90 day period preceding the Payment Starting Date. Any election may be revoked by written notice filed with the Committee at least 30 days prior to the Participant's Payment Starting Date. Such distribution may commence less than 30 days after the Participant is advised that he may elect an immediate distribution, provided that:

         (a) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (b) the Participant, after receiving the notice, affirmatively elects a distribution.

         The following optional forms of distribution will be available:

         (a) a lump sum payment;

         (b) installment payments over a period of five years; or

         (c) installment payments over a period of ten years.

         7.04  PAYMENT UPON DEATH.  If distribution of the Participant's
               ------------------
Account Balance has commenced in accordance with a method selected pursuant to
Section 7.03 and the Participant dies before his entire interest is distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected by the Participant as of his date of death.

         If a Participant dies prior to the commencement of distribution of his Account Balance, distribution of his Account Balance to his designated Beneficiary shall be completed by December 31 of the calendar year containing the fifth anniversary of his death, unless one of the following exceptions apply:

         (a) If the Participant's Account Balance is payable to or for the benefit of a designated Beneficiary, it may be distributed over a period not extending beyond the life expectancy of such Beneficiary, provided such distribution commences no later than the December 31 following the close of the calendar year in which the Participant's death occurred.

         (b) In the event that the Participant's spouse is his designated Beneficiary, distribution to the spouse must commence no later than the later of the December 31 of the calendar year in which the deceased Participant would have attained age 70 1/2 had he survived or the December 31 following the close of the calendar year in which the Participant's death occurred. If the surviving spouse dies before distribution to such spouse has commenced, then the five year distribution requirement of this Section shall apply as if the spouse were the Participant.

         If the Participant has not designated a method of distribution in accordance with (a) or (b) above, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority. For purposes of this Section only, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if (b) above is applicable, the date distribution is required to begin to the surviving spouse).

         If the Trustee makes distribution in accordance with the exceptions in either clause (a) or (b), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Account Balance as of the latest Accounting Date preceding the beginning of the calendar year (adjusted by distributions made after the Accounting Date but prior to the end of the calendar year), divided by the designated Beneficiary's life expectancy without recalculation. The Committee shall use the unisex life expectancy multiples under Treasury regulation Section 1.72-9 for purposes of applying this paragraph. In construing this Section 7.04, the method of distribution to the Participant's Beneficiary must satisfy Section 401(a)(9) of the Code and the applicable Treasury regulations.

         7.05  MINIMUM DISTRIBUTION REQUIREMENTS. Notwithstanding anything else
               ---------------------------------
to the contrary herein, the Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Account Balance, nor may the Participant elect to have the Trustee distribute his Account Balance over a period extending beyond the Participant's life expectancy or over a period extending beyond the joint life and last survivor life expectancy of the Participant and his designated Beneficiary. The minimum distribution for a calendar year equals the Participant's Nonforfeitable Account Balance as of the most recent Accounting Date preceding the calendar year (adjusted for allocations of contributions, forfeitures and distributions made after the Accounting Date but prior to the end of the calendar year, if applicable), divided by the applicable life expectancy or, if the Participant's spouse is not his designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. The applicable life expectancy shall be the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the first distribution calendar year reduced by one for each calendar year which elapsed since the date life expectancy was first calculated. Applicable life expectancies will be determined under the unisex life expectancy multiples under Treasury regulation Section 1.72-9, and will not be recomputed. The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year. The first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. All distributions under the Plan must be made in accordance with Section 401(a)(9) of the Code and the Treasury regulations thereunder. To the extent provisions of this Plan are inconsistent with Section 401(a)(9) of the Code,
Section 401(a)(9) of the Code will override such provisions.


         7.06  IMMEDIATE DISTRIBUTION.  If the Participant's Nonforfeitable
               ----------------------
Account Balance is $3,500 or less, including voluntary contributions, if applicable, the Committee will immediately distribute such amount to the Participant without his consent upon his termination of employment. No distribution may be made pursuant to this Section after the Payment Starting Date without the consent of the Participant, and if applicable, the Participant's spouse.

                                 ARTICLE VIII
                                  WITHDRAWALS


         8.01  HARDSHIP WITHDRAWAL.  If a Participant elects to withdraw all or
               -------------------
any part of his Salary Reduction Contribution Account and his Qualified Non-Elective Contribution Account prior to the date he attains age 59 1/2, such withdrawal will require the consent of the Committee and such consent shall be given only if, under uniform rules of application, the Committee determines that the purpose of the withdrawal is to meet heavy and immediate financial needs of the Participant, the amount of the withdrawal does not exceed such financial needs, and the amount of the withdrawal is not reasonably available from the other resources of the Participant. Permitted withdrawals include distributions for (1) payment of college or graduate school tuition and related educational fees for college or graduate school for the next 12 months for the Participant, the Participant's spouse, children or dependents; (2) costs directly related to the purchase of a principal residence for the Participant, excluding mortgage payments; (3) payments necessary to prevent the Participant's eviction from, or foreclosure on the mortgage of, the Participant's principal residence; and (4) expenses for medical care, to the extent not covered by insurance, which have either been previously incurred by the Participant, the Participant's spouse or dependents or are necessary for the Participant, the Participant's spouse or dependents to obtain medical care. Other withdrawals will be approved by the Committee on the basis of uniform, nondiscriminatory standards.

         The foregoing definition of hardship may be altered by the Committee, as may the time, amount and manner of distributions under this Section, to the extent required by the Code or applicable regulations. No distributions may be made under this Section to the extent that such distributions would be allocable to income allocable to Salary Reduction Contributions or income allocable to Qualified Non-Elective Contributions. A hardship withdrawal must be at least $250 and limited to only one in any Plan Year.

         8.02  AGE 59 1/2 WITHDRAWALS.  A Participant may withdraw any portion
               ----------------------
of his Salary Reduction Contribution Account and Matching Contribution Account and his Qualified Non-Elective Contribution Account for any reason after attainment of age 59 1/2. Only one such withdrawal will be permitted in any Plan Year.

         8.03  BASE CONTRIBUTION WITHDRAWALS.  A Participant may elect to
               -----------------------------
withdraw all of any part of his Nonforfeitable Base Contribution Account and, effective April 1, 1994, his Rollover Contribution Account, prior to the date on which he attains age 59 1/2, for the same reasons as those explained in Section
8.01. A Base Contribution Account withdrawal must be in the amount of at least $250 and no more than one such withdrawal per Plan Year will be permitted.

                                   ARTICLE IX
                          INVESTMENT OF CONTRIBUTIONS

         9.01  FUNDING VEHICLE.  The Employer has entered into a Trust
               ---------------
Agreement with the Trustee providing for the establishment of a Trust to which all Salary Reduction Contributions, matching contributions, base contributions, Qualified Non-Elective Contributions, rollover contributions, historic contributions and voluntary contributions, if any, shall be contributed and from which all benefits under the Plan shall be paid.

         9.02  INVESTMENT FUNDS. The Trustee may, pursuant to the direction of
               ----------------
the Investment Committee, establish and maintain separate subfunds into which the Participants may direct the investment of their Accounts.

         9.03  INVESTMENT ELECTIONS.  If the Trustee maintains separate subfunds
               --------------------
pursuant to Section 9.02, each Participant's Account Balance attributable to Salary Reduction Contributions, matching Contributions, rollover contributions and voluntary contributions contributed on or after January 1, 1992 shall be allocated to any or all of the subfunds, in multiples of five percent (5%), as the Participant shall elect. Such election shall be made by the Participant in writing and shall be filed with the Committee. A Participant's initial election shall be made during the Enrollment Period preceding his entry into the Plan. Separate accounts will be maintained reflecting the interest of each Participant attributable to each subfund.

         9.04  CHANGE IN INVESTMENT ELECTION.   Any investment election made by
               -----------------------------
the Participant shall be deemed to be a continuing election until changed. A Participant may change his investment election with respect to future contributions by filing an appropriate notice with the Committee at least twenty one (21) days prior to the first pay period of the next succeeding calendar quarter for which the election is to be effective. Such change shall be effective only with respect to future amounts deferred from the Participant's Compensation, future matching contributions, future rollover contributions and future voluntary contributions if any. Effective July 1, 1994, a Participant may change his investment elections on a daily basis.

         9.05  TRANSFERS BETWEEN FUNDS. A Participant may direct the Trustee to
               -----------------------
transfer designated amounts from one subfund to another. A Participant may not direct any money in the Historic Account. A Participant may not direct that amounts be transferred between the Funds more frequently than once during each calendar quarter. Such transfers will be effective as of the first pay period of the next calendar quarter. Effective July 1, 1994, a Participant may transfer all amounts, including Historic Account amounts, on a daily basis.

         9.06  INVESTMENT OF EARNINGS.  All earnings (whether denominated
               ----------------------
income, capital gain or otherwise) from investments in each subfund shall be reinvested in the same subfund.

         9.07  LOAN FUNDS.   Notwithstanding anything in this Article IX to the
               ----------
contrary, any Employee who borrows from the Trust Fund pursuant to Article X will be treated as having directed the Trustee to allocate such portion of his Account Balance as is equal to the borrowed amount to the Employee's Loan Fund. The Loan Fund, and the promissory note executed by the Employee held therein, remains a part of the Trust Fund, but to the extent of the loan outstanding at any time, the borrowing Employee's Loan Fund alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain in an interest-bearing account any interest and principal paid on the borrowing Employee's loan in the Loan Fund on behalf of the borrowing Employee until the Trustee deems it appropriate to add the amount paid to the Employee's Loan Fund under the Plan (plus interest, if any) back to the Employee's Account Balance, at the same time reducing the amount treated as having been allocated to the Employee's Loan Fund by the amount of principal payments made with respect to the loan.

                                   ARTICLE X
                                     LOANS

         10.01 LOAN APPLICATIONS.  An Employee or a Qualified Beneficiary may
               -----------------
make application to the Trustees to borrow from the Trust Fund, and the Trustees may, in their sole discretion, permit such loan, provided that the reason for the loan satisfied the conditions for hardship withdrawals of Section 8.01 and further provided that such loans shall be made available to all such Employees
and Qualified Beneficiaries on a reasonably equivalent basis.   Effective April
1, 1994, an Employee or a Qualified Beneficiary may make application to the
Trustees to borrow from the Trust Fund for any reason.   A Qualified Beneficiary
for this purpose, is a designated Beneficiary who is a party-in-interest as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended. The authority herein granted to the Trustees to approve loans from the Trust Fund shall not be used as a means of distributing benefits before they otherwise become due. A loan must be in the amount of at least two hundred fifty dollars ($250), and will be made only in multiples of fifty dollars ($50). Only one loan will be granted in any twelve consecutive month period, and no more than two loans may be outstanding at any time.


         10.02 LOAN TERMS AND CONDITIONS.
               -------------------------


         (a) The aggregate amount of all such loans to an Employee from this Plan shall not, at the time any such loan is made, exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from the Plan on the date on which such loan was made, or (ii) fifty percent (50%) of the vested portion of the Employee's Account Balance at the time of the making of such loan, or (iii) the Employee's Salary Reduction Contribution Account. Effective January 1, 1994, the aggregate amount shall no longer be restricted by condition (iii) above. For purposes of this limitation, all loans from all qualified plans maintained by the Employer or by any entity which is required to be aggregated with the Employer pursuant to Sections 414(b), (c),
(m) or (o) of the Code must be aggregated.

         (b) Loans shall be made pursuant to notes approved by the Trustees which shall bear a reasonable interest rate equal to the prevailing rate charged by lenders for similar loans and shall specify the time and manner of repayment, as determined by the Trustees.

         (c) Loans shall not be made available to Employees who are Highly Compensated Employees in an amount greater than the amount made available to other Employees.

         (d) An Employee must obtain the consent of his or her spouse, if any, to use the Account Balance as security for the loan. For all loans, the Employee and his spouse (if applicable) must consent in writing within the 90 day period before the making of the loan, to the possible reduction in the Employee's Account Balance if the terms of the loan are not properly fulfilled and fully executed. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Account Balance is used for renegotiation, extension, renewal, or other revision of the loan.

         If a valid spousal consent has been obtained, then, notwithstanding any other provisions of this Plan, the portion of the Employee's vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Employee shall be taken into account for purposes of determining the amount of the Account Balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Employee's vested Account Balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Account Balance shall be adjusted by first reducing the vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

         (e) All loans shall be adequately secured. A loan shall be deemed to be adequately secured if the aggregate amount of all such loans to an Employee does not exceed fifty percent (50%) of the vested amount of the Employee's Account Balance at the time of the making of such loan. If, at any time, the aggregate amount of outstanding loans to an Employee does exceed that limitation, then the Trustees shall require the Employee to repay the amount of principal balance due on such loans to an amount not in excess of such limitation, or to adequately secure with collateral other than the vested amount of the Employee's Account Balance the amount by which such loans exceed the limitation. The Trustees shall have sole discretion to determine the nature and amount of security required.

         (f) The period for repayment of a loan issued pursuant to this Section must, by the terms of the note, not exceed five (5) years. Notwithstanding the above, if the purpose or use of the loan, as determined at the time of issuance, is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Employee, the period for repayment of the loan may be extended to ten (10) years. Repayment of a loan shall be made through payroll deduction, or if an Employee's employment terminates, via personal check. Any loan shall, by its terms, require that repayment of principal and interest be amortized at least quarterly over the period of the loan on a substantially level basis.

         (g) In the event the Employee's employment terminates, the loan shall be accelerated and any amount due shall be paid from the Loan Fund, unless otherwise satisfied by the Employee.

         (h) In the event of default of an active Employee, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan. In the event of default of a terminated Employee, the Trustee shall deduct the total amount of the loan outstanding and any interest and other charges then due and owing from the terminated Employee's Loan Fund securing the Loan.

         (i) No loans will be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

         (j) Except to the extent otherwise prohibited by law, the deduction of the loan shall be made from the Employee's Account Balance in the following order of priority: Rollover Contribution Account, Salary Reduction Contribution Account, Matching Contribution Account, Historic Account and Base Contribution Account.

                                   ARTICLE XI
                       EMPLOYER ADMINISTRATIVE PROVISIONS


         11.01 INFORMATION TO COMMITTEE.  The Employer shall supply current
               ------------------------
information to the Committee as to the name, date of birth, date of employment, annual Compensation, leaves of absence and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Committee considers necessary. The Employer's records as to the current information the Employer furnishes to the Committee shall be conclusive as to all persons.


         11.02 NO LIABILITY.  The Employer assumes no obligation or
               ------------
responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Committee or the Trustees.


         11.03 INDEMNITY OF COMMITTEE.  The Employer indemnifies and holds
               ----------------------
harmless the members of the Committee, and each of them, from and against any and all loss resulting from liability to which the Committee or members of the Committee may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Plan or Trust or both, including all expenses reasonably incurred in their defense in case the Employer fails to provide such defense. The indemnification provisions of this Section 11.03 shall not relieve any Committee member from any liability he may have under the Code or ERISA for breach of a fiduciary duty.

         11.04  FACILITY OF PAYMENT.  If satisfactory evidence is received that
                -------------------
a person entitled to receive any benefits is physically incapable or mentally incompetent to receive such payment and give a valid release therefor, and another person or institution has been maintaining or has custody of such person, payment of such benefit may be made to such person or institution and the release of such person or institution shall be a valid and complete discharge of any liability under this Plan.

                                  ARTICLE XII
                     PARTICIPANT ADMINISTRATIVE PROVISIONS


         12.01  BENEFICIARY DESIGNATION.  The Beneficiary of a married
                -----------------------
Participant shall be the surviving spouse. A married Participant may designate a Beneficiary other than the spouse only if the Participant obtains the written consent of the spouse to the alternate beneficiary, the spouse acknowledges the effect of the consent and the spouse's signature is witnessed by a notary public or Plan representative. Subject to the foregoing limitation, any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustees shall pay his Account Balance in the event of his death. The Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Committee, it effectively shall revoke all designations filed prior to that date by the same Participant.

         12.02  NO BENEFICIARY DESIGNATION. If a Participant fails to name a
                --------------------------
Beneficiary, or if the Beneficiary named by a Participant predeceases him, then the Trustees shall pay the Participant's Account Balance (subject to the provisions of Articles VI and VII) in the following order of priority to:

         (a)   The Participant's surviving spouse:

         (b) The Participant's surviving children, including adopted children, in equal shares;

         (c)   The Participant's surviving parents, in equal shares; or

         (d) The legal representative of the estate of the last to die of the Participant and his Beneficiary.

         The Committee shall direct the Trustees as to whom the Trustees shall make payment under this Section 12.02.

         12.03  PERSONAL DATA TO COMMITTEE.  Each Participant and each
                --------------------------
Beneficiary of a deceased Participant must furnish to the Committee such evidence, data or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Committee, provided that the Committee shall advise each Participant of the effect of his failure to comply with its request.

         12.04  ADDRESS FOR NOTIFICATION.  Each Participant and each Beneficiary
                ------------------------
of a deceased Participant shall file with the Committee from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Committee, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.

         12.05  ASSIGNMENT OR ALIENATION.  Neither a Participant nor a
                ------------------------
Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the

Trustees shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process. The Committee shall, however, abide by any Qualified Domestic Relations Order as defined in Section 414(p) of the Code and Section 206(d)(3) of ERISA which is served upon the Plan. Procedures relating to any Qualified Domestic Relations Order received by the Committee shall be administered pursuant to Exhibit A, attached to this Plan document.

         12.06  NOTICE OF CHANGE IN TERMS.  The Committee, within the time
                -------------------------
prescribed by ERISA and the applicable regulations thereunder, shall furnish all Participants and Beneficiaries with a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

         12.07  INFORMATION AVAILABLE. Any Participant in the Plan or any
                ---------------------
Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, as well as any contract or other instrument under which the Plan was established or is operated. The Committee will maintain all of the items listed in this Section 12.07 in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Committee shall furnish him with a copy of any item listed in this Section 12.07. The Committee may make a reasonable charge to the requesting person for the copy so furnished.

         12.08  APPEAL PROCEDURE FOR DENIAL OF BENEFITS.  The Committee shall
                ---------------------------------------
provide adequate notice in writing to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan the Committee has denied. The Committee's notice to the Claimant shall set forth:

         (a) The specific reason for the denial;

         (b) Specific references to pertinent Plan provisions on which the Committee based its denial;

         (c) A description of any additional material and information that is needed; and

         (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within seventy-five
         (75) days after receipt of the Committee's notice of denial of benefits. The Committee's notice must further advise the Claimant that his failure to appeal the action to the Committee in writing within the seventy-five (75) day period will render the Committee's determination final, binding and conclusive.

         If the Claimant should appeal to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he or his duly authorized representative feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Committee shall re-examine all facts to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant of its decision within sixty (60) days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit unfeasible, but in no event shall the Committee render a decision respecting a denial for a claim for benefits later than one hundred twenty (120) days after its receipt of a request for review.

         The Committee's notice of denial of benefits shall identify the name and address of each member of the Committee to whom the Claimant may forward his appeal.

                                 ARTICLE XIII
            COMMITTEE DUTIES WITH RESPECT TO PARTICIPANT'S ACCOUNT


         13.01  MEMBERS' COMPENSATION AND EXPENSES.  The Company shall appoint a
                ----------------------------------
Committee to administer the Plan, and an Investment Committee to manage the assets of the Plan, the members of which may or may not be Participants in the Plan. The members of the Committee and the Investment Committee shall serve without compensation for services as such, but the Employer shall pay all expenses of the Committee and the Investment Committee, including the expense for any bond required under ERISA.

         13.02  TERM.   Each member of the Committee and the Investment
                ----
Committee shall serve until his successor is appointed.

         13.03  POWERS.  In case of a vacancy in the membership of the Committee
                ------
and Investment Committee, the remaining members of the Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Committee and Investment Committee pending the filling of the vacancy.

         13.04  GENERAL.  The Committee shall have the following powers and
                -------
duties:

         (a) To select a Secretary, who need not be a member of the Committee;

         (b) To determine the rights of eligibility of an Employee to participate in the Plan;

         (c) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan;

         (d) To enforce the terms of the Plan and the rules and regulations it adopts;

         (e) To direct the Trustee as respects the crediting and distribution of the Trust;

         (f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

         (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

         (h) To engage the services of agents whom it may deem advisable to assist it with the performance of its duties; and

         (i) To exercise broad discretionary authority to determine Employees' and Participants' eligibility for benefits as well as to construe the terms of the Plan.

         The Committee shall exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner.


         13.05  MANNER OF ACTION.  The decision of a majority of the members
                ----------------
appointed and qualified shall control.


         13.06  DELEGATION OF FIDUCIARY DUTIES. In accordance with Section
                ------------------------------
405(c) of ERISA, the Committee is authorized to delegate to specific persons or officers any of its fiduciary responsibilities. Without limiting the foregoing grant of authority, the Committee is specifically authorized to delegate the duties assigned to it under Section 13.04(b)-(i) hereof. Any delegation of fiduciary duty pursuant to this Section must be made in writing and agreed to by a majority of the Committee's members. Such delegation shall not be effective unless and until it is consented to in writing by the persons appointed to perform the fiduciary duty being delegated.

         13.07  INDIVIDUAL STATEMENT. As soon as practicable after each calendar
                --------------------
quarter of the Plan Year but within the time prescribed by ERISA and the regulations under ERISA, the Committee will deliver to each Participant a statement reflecting the condition of his Account Balance in the Trust as of that date and such other information ERISA requires be furnished to the Participant or Beneficiary. No Participant, except a member of the Committee, shall have the right to inspect the records reflecting the Account Balance of any other Participant.


         13.08  LOAN POLICY.   This Section 13.08 specifically authorizes the
                -----------
Trustee of the Plan to establish an Employee loan program and to make loans on a nondiscriminatory basis in accordance with this Plan and the loan policy established by the Committee. The loan policy must be a written document and must include the identity of the person authorized to administer the Employee loan program, a procedure for applying for a loan, the criteria for approving or denying a loan, the limitations, if any, on the types and amounts of loans available, the procedure for determining a reasonable rate of interest, the types of collateral which may secure a loan, and the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default.

                                  ARTICLE XIV
                     FIDUCIARY DUTIES AND RESPONSIBILITIES


         14.01  GENERAL FIDUCIARY STANDARD OF CONDUCT. Each Fiduciary of the
                -------------------------------------
Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each Fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing this Plan, insofar as such documents and instruments are consistent with this standard.


         14.02  SERVICE IN MULTIPLE CAPACITIES.   Any person or group of persons
                ------------------------------
may serve in more than one Fiduciary capacity with respect to this Plan.


         14.03  LIMITATIONS ON FIDUCIARY LIABILITY.  Nothing in this Plan shall
                ----------------------------------
be construed to prevent any Fiduciary from receiving any benefit to which he may be entitled as a Participant or Beneficiary under this Plan, so long as the benefit is computed and paid on a basis which is consistent with the terms of this Plan as applied to all other Participants and Beneficiaries. This Plan shall not be interpreted to prevent any Fiduciary from receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan; except that no person so serving who already receives full-time pay from the Employer shall receive compensation from this Plan, except for reimbursement of expenses properly and actually incurred.

                                   ARTICLE XV
                                TOP HEAVY RULES


         15.01  MINIMUM EMPLOYER CONTRIBUTION.   If this Plan becomes top heavy,
                -----------------------------
the Plan guarantees a minimum contribution of three percent (3%) of Compensation for each Non-Key Employee who is a Participant employed by the Employer on the Accounting Date of the Plan Year. For purposes of determining whether the minimum contribution is satisfied, Salary Reduction Contributions and matching contributions shall be disregarded. The minimum contribution shall not be forfeited under Sections 411(a)(3)(B) or (D) of the Code. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee's contribution rate is at least equal to the minimum contribution.

         Notwithstanding the above, if the contribution rate for the Key Employee with the highest contribution rate is less than three percent (3%), the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee (provided that the Employer does not also sponsor a defined benefit plan which has designated this Plan to provide the top heavy minimum). The contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant's account for the Plan Year divided by his Compensation for the Plan Year. To determine the contribution rate, the Committee shall consider all qualified defined contribution plans maintained by the Employer as a single plan.

         15.02  ADDITIONAL CONTRIBUTION.  If the contribution rate for the Plan
                -----------------------
Year with respect to a Non-Key Employee described in Section 15.01 is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so that his contribution rate for the Plan Year will equal the guaranteed minimum contribution. The Committee shall allocate the additional contribution to the Base Contribution Account of the Non-Key Employee for whom the Employer makes the contribution.


         15.03  DETERMINATION OF TOP HEAVY STATUS. The Plan is top heavy for a
                ---------------------------------
Plan Year if the top heavy ratio as of the Determination Date exceeds sixty percent (60%). The top heavy ratio is a fraction, the numerator of which is the sum of the present value of the Account Balances of all Key Employees as of the Determination Date and distributions made within the five (5) Plan Year period ending on the Determination Date, and the denominator of which is a similar sum determined for all Employees. The Committee shall calculate the top heavy ratio without regard to the Account Balance attributable to any Non-Key Employee who was formerly a Key Employee. The Committee shall calculate the top heavy ratio, including the extent to which it must take into account contributions not made as of the Determination Date, distributions, rollovers and transfers, in accordance with Section 416 of the Code and the regulations thereunder.

         If the Employer maintains other qualified plans (including a simplified employee pension plan) this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds sixty percent (60%). The Committee will calculate the top heavy ratio in the same manner as required by the first paragraph of this Section 15.03, taking into account all plans within the aggregation group. The Committee shall calculate the present value of accrued benefits and the other amounts the Committee must take into account under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Section 416 of the Code and the regulations thereunder. The Committee shall calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.


         15.04  LIMITATION ON ALLOCATIONS.  If, during any Limitation Year, the
                -------------------------
Participant is a participant in both a defined contribution plan and a defined benefit plan which are a part of a top heavy group, the Committee shall apply the limitations of Article IV to such Participant by substituting "1.0" for "1.25" each place it appears in Section 4.07. This Section 15.04 shall not apply if:

         (a) The Plan would satisfy Section 15.01 if the guaranteed minimum contribution was one percent (1%) greater than the guaranteed minimum contribution the Committee otherwise would calculate; and

         (b) The top heavy ratio does not exceed ninety percent (90%).

         15.05  TOP HEAVY VESTING SCHEDULE.  Notwithstanding the vesting
                --------------------------
schedule set forth in Section 6.04, if the Plan becomes top heavy as defined in
Section 15.03, for any top heavy Plan Year, a Participant shall earn a Nonforfeitable percentage of his Base Contribution Account as determined by the following vesting schedule:

                                        Percent of
                                      Nonforfeitable
         Years of Service        Base Contribution Account
         ----------------        -------------------------
               0                                0%
               1                               10%
               2                               20%
               3                               40%
               4                               60%
               5                               80%
               6 or more                      100%


This Section 15.05 does not apply to any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Therefore, such Participant's Nonforfeitable percentage of his Base Contribution Account shall be determined without regard to this Section 15.05.

         If the Plan subsequently ceases to be top heavy, the vesting schedule set forth in Section 6.04 shall again become applicable to all benefits accruing thereafter. Notwithstanding the foregoing, any Participant who has three (3) or more Years of Service when the Plan ceases to be top heavy may elect to have the vesting schedule set forth in this Section 15.05 continue to apply to benefits accruing in the future. The Participant's election shall be made in accordance with Section 16.02. In no event will the change from the vesting schedule set forth in this Section

15.05 to the vesting schedule set forth in Section 6.04 operate to reduce the Nonforfeitable benefits the Participant accrued while the Plan was in top heavy status.


         15.06  DEFINITIONS.  For purposes of applying the provisions of this
                -----------
Article XV:


         (a) "Key Employee" shall mean, as of any Determination Date, any Employee or former Employee, or any Beneficiary thereof, who, at any time during the Plan Year (which includes the Determination Date) or during the preceding four Plan Years,

             (i) is an officer of the Employer who has annual Compensation in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code;

             (ii) one of the ten Employees owning the largest interests in the Employer with annual Compensation in excess of the dollar limit on Annual Additions to a defined contribution plan under Section 415 of the Code;

             (iii)  a more than five percent (5%) owner of the Employer; or

             (iv) a more than one percent (1%) owner of the Employer who has annual Compensation of more than $150,000.

         The constructive ownership rules of Section 318 of the Code will apply to determine ownership in the Employer. The Committee will make the determination of who is a Key Employee in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

         (b) "Non-Key Employee" is an Employee who does not meet the definition of Key Employee.

         (c) "Required Aggregation Group" means: (1) Each qualified plan of the Employer in which at least one Key Employee participates; and (2) Any other qualified plan of the Employer which enables a plan described in
         (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code. Any terminated plan that covered a Key Employee and was maintained within the five year period ending on the

         Determination Date shall also be included in the Required Aggregation Group.

         (d) "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Sections 401(a)(4) and 410 of the Code. The Committee shall determine which plan to take into account in determining the Permissive Aggregation Group.

         (e) "Determination Date" for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year.

                                  ARTICLE XVI
                  EXCLUSIVE BENEFIT, AMENDMENT AND TERMINATION


         16.01  EXCLUSIVE BENEFIT.   The Employer shall have no beneficial
                -----------------
interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to an Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries. Notwithstanding anything else herein to the contrary, expenses of administering the Plan, to the extent not paid by the Employer or otherwise, may be satisfied by payment from the Trust Fund.

         Notwithstanding the foregoing, if the Commissioner of Internal Revenue, upon the Employer's timely request for initial approval of this Plan, determines that the Trust created under the Plan is not a qualified trust exempt from Federal income tax, then the Trustees, upon written notice from the Employer, shall return the Employer's contributions and increments attributable to the contributions to the Employer. The Trustees must make the return of the Employer contribution under this Section 16.01 within one (1) year of a final disposition of the Employer's request for initial approval of the Plan. The Plan and Trust shall terminate upon the Trustees' return of the Employer's contributions.

         The Employer contributes to this Plan on the condition that its contribution is deductible under Section 404 of the Code. If the Employer's contribution is disallowed as a deduction, or if the Employer's contribution is attributable to a mistake of fact, the Trustee shall return to the Employer the amount contributed over, as relevant, the amount that would have been contributed had no mistake of fact occurred, or the amount of the deductible contribution. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount returned. The excess contributions must be returned within one year of the disallowance or mistake. Further, if the amount returned to the Employer would cause any Participant's Account Balance to be reduced to less than the balance which would have been in his Account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid the reduction. The Trustee may require the Employer to furnish it with whatever evidence the Trustee deems necessary to enable the Trustee to confirm that the amount the Employer has demanded be returned as properly returnable under the Code and ERISA.

          16.02 AMENDMENT BY COMPANY. The Company, through duly authorized
                --------------------
action of its Board of Directors, shall have the right at any time and from time to time to amend this Agreement in any manner it deems necessary or advisable including any amendment in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the

Code. An amendment to the Plan's vesting shall not decrease any Participant's Nonforfeitable Account Balance as of the later of the date the amendment is adopted or becomes effective. If the Plan's vesting schedule is amended, each Participant with three (3) or more Years of Service may elect to have the vesting schedule applicable immediately prior to the amendment continue to apply. The period during which such election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

         (1)   60 days after the amendment is adopted;

         (2)   60 days after the amendment becomes effective; or

         (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Committee.

         No amendment shall authorize or permit any of the Trust Fund (other than the part required to pay taxes and administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and the Company shall not make any amendment which affects the rights, duties or responsibilities of the Trustees or the Committee without the written consent of the affected Trustee or the affected member of the Committee. No amendment shall decrease a Participant's Account Balance or eliminate an optional form of benefit to which the Participant is entitled as a result of service prior to the amendment. The Company shall make all amendments in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective.


         16.03  DISCONTINUANCE.  The Company, through duly authorized action of
                --------------
its Board of Directors, shall have the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan. Upon complete discontinuance of contributions, the Account Balance of each affected Participant shall be one hundred (100%) percent Nonforfeitable.


         16.04  FULL VESTING ON TERMINATION.  Notwithstanding any other
                ---------------------------
provision of this Plan to the contrary, upon either full or partial termination of the Plan, an affected Participant's right to his Account Balance shall be one hundred percent (100%) Nonforfeitable. The Plan shall terminate upon the first to occur of the following:

         (a) The date terminated by action of the Employer provided the Employer gives the Trustee thirty (30) days' prior notice of termination;

         (b) The date the Employer shall be judicially declared bankrupt or insolvent; or

         (c) The dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as the Employer under this Plan.


         16.05  MERGER.  The Trustee shall not consent to, or be a party to, any
                ------
merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Section 401(a) of the Code and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.


         16.06  DIRECT ROLLOVERS.  This Section applies to distributions made on
                ----------------
or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.


    Definitions:

         (a) Eligible rollover distributions: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
               Section 401(a)(9) of the Code; and
               the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.


         16.07  EMPLOYMENT NOT GUARANTEED.  Nothing contained in this Plan or
                -------------------------
any modification or amendment to the Plan, or in the creation of any Salary Reduction Contribution Account, or the payment of any benefit, shall give any Participant the right to continued employment, or any legal or equitable right against the Employer, an Employee of the Employer, the Trustee, or their agents or employees, except as expressly provided by the Plan, the Trust, ERISA or the Code or by a separate agreement.

         16.08  STATE LAW.  New Jersey law shall determine all questions arising
                ---------
with respect to the provisions of this Plan, except to the extent Federal statute supersedes New Jersey law.

                                   EXHIBIT A
                                   ---------

            PROCEDURES REGARDING QUALIFIED DOMESTIC RELATIONS ORDERS

         Section 1. General
                    -------

         The Plan shall pay benefits to the person or persons named in a Qualified Domestic Relations Order, as defined in Section 2 below, in the amount and to the extent provided in such order. Payment of benefits pursuant to a Qualified Domestic Relations Order shall not be considered a violation of the prohibition against assignment and alienation contained in Section 12.05 of the Plan.


         Section 2. Qualified Domestic Relations Orders
                    -----------------------------------

         In order to constitute a Qualified Domestic Relations Order, the order must meet all of the following requirements:

         (a) The order must create or recognize the existence of the right of an Alternate Payee, as defined in Section 8, to, or must assign to an Alternate Payee the right to, receive all or a portion of the benefits payable under the Plan with respect to a Participant.

         (b) The order must constitute a judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or property rights to a spouse, former spouse, child or other dependent of a Participant, made pursuant to a state domestic relations law (including a community property law).

         (c)      The order must specify the following information:

                  (1) the name and last known mailing address (if any) of the Participant and the name and last known mailing address of each Alternate Payee covered by the order,

                  (2) the amount or percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage shall be determined,

                  (3) the number of payments or periods to which such order applies, and

                  (4)    the name of each Plan to which the order applies.

         (d) The order must not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the terms of this Plan, nor require the Plan to provide increased benefits (determined on the basis of actuarial value) nor require the payment of benefits to an Alternate Payee which are required to be paid to an Alternate Payee under a previous Qualified Domestic Relations Order. Notwithstanding the foregoing, the order may require the payment of benefits to an Alternate Payee while the Participant is still employed; provided, however, payments are not required to be made before the earlier of (i) the date on which the Participant is entitled to a distribution under the Plan or (ii) the later of age 50 or the earliest date on which the Participant would begin receiving benefits under the Plan if he separated from service. Payments may be required in any form in which such benefits may be paid under the Plan to the Participant, except in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse.


         Section 3. Payments During Participant's Employment
                    -----------------------------------------

         In the event the Qualified Domestic Relations Order requires payments to be made to the Alternate Payee while the Participant is employed, payments shall be computed as if the Participant had retired on the date on which payments under the order are to begin.


         Section 4. Procedures
                    ----------

         Upon receipt of any domestic relations order by the Plan, the Committee shall take the following steps:

         (a) The Committee shall promptly notify the Participant and any Alternate Payee named in such order of the receipt of a domestic relations order and the Plan's procedures for determining whether such order is a Qualified

                   Domestic Relations Order, as defined in Section 2 above. The notice to the Alternate Payee shall include a statement that he or she is entitled to designate a representative for receipt of copies of any notices that are sent to the Alternate Payee with respect to a domestic relations order. The notice shall be sent to the Participant and Alternate Payee at the address specified in the order, or if none is specified, at the address of the Participant or Alternate Payee last known to the Committee.

         (b) Within a reasonable period of time after receipt of such order, the Committee shall determine whether such order is a Qualified Domestic Relations Order, in accordance with the provisions of Section 2 above, and notify the Participant and each Alternate Payee of such determination. In making its determination, the Committee may seek the advice of legal counsel as to whether the order meets the requirements of
                   Section 2 here-of and may, but shall not be required to, invite written or oral arguments by the Participant and the Alternate Payee or their Representatives.

         (c) Pending the Committee's determination of whether a domestic relations order is a Qualified Domestic Relations Order, if appropriate, the Committee shall instruct the Trustee to segregate in a separate account the amounts which would be payable to the Alternate Payee during such period if the order is a Qualified Domestic Relations Order. If within 18 months from the date on which the first payment would be required to be made under the Qualified Domestic Relation Order, it is determined that the order is a Qualified Domestic Relations Order, the Plan shall pay the segregated amounts, including any interest thereon, to the person or persons entitled thereto pursuant to the terms of the Qualified Domestic Relations Order. If it is determined that an order is not a Qualified Domestic Relations Order or the issue as to whether an order is a Qualified Domestic Relations Order is not resolved within the aforesaid 18 month period, the Plan shall pay the segregated amounts to the person or persons entitled to such amounts in the absence of the order. If it is subsequently determined that an order is a Qualified Domestic Relations Order, the Plan shall pay benefits subsequent to the determination in accordance with the order. If action is taken in accordance with this subparagraph, the Plan's obligation to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to the Qualified Domestic Relations Order.


         Section 5. Relationship to Other Plan Provisions
                    -------------------------------------

         To the extent provided in the Qualified Domestic Relations Order, the Plan shall treat the former spouse of a Participant as the spouse of the Participant for purposes of the Plan to the extent, and only of the extent, a spouse has rights pursuant to Sections 205 of ERISA and Sections 401(a)(ll) and 417 of the Code and any spouse of the Participant shall not be treated as a spouse of the Participant for such purposes.


         Section 6. Beneficiary Status
                    ------------------

         Each Alternate Payee shall be treated as a Beneficiary under the Plan, with all the rights accorded to other Beneficiaries under the terms hereof and as otherwise provided by law.


         Section 7. Effective Date
                    --------------

         The above provisions are effective for Qualified Domestic Relations Orders entered on or after January 1, 1985, except that, in the case of a domestic relations order entered before January 1, 1985, the Committee (i) may treat such order as a Qualified

Domestic Relations Order even though such order fails to meet the requirements of Section 2 above and (ii) must treat such order as a Qualified Domestic Relations Order if benefits are being paid pursuant to such order on January 1, 1985.

         Section 8. Definition
                    ----------

         "Alternate Payee" means the Participant's spouse, former spouse, child or other dependent of the Participant who is recognized as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to that Participant. All other capitalized terms shall have the meanings set forth in Article 1 of The Retirement Plan of Schein Pharmaceutical, Inc. & Affiliates.

                             AMENDMENT NO. 4 TO THE
                RETIREMENT PLAN OF SCHEIN PHARMACEUTICAL, INC.

1. Section 6.04 of Article VI, first paragraph, is hereby amended by deleting the second and third sentence thereof and inserting in its place the following:

A participant's Base Contribution Account and Historic Account attributable to similar Employer base contribution amounts, shall be one hundred percent (100%) vested upon:

     a) reaching his Normal Retirement Date (if employed by the Employer on or after that date),

     b) termination of his employment with the Employer as a result of death or disability,

     c) or upon termination of employment with the Employer pursuant to an employment reduction plan during the period November 1, 1996 through and including December 31, 1997.

If a Participant's employment with the Employer terminates prior to his Normal Retirement Date for any reason other than those mentioned above, then for each Year of Service he shall earn a Nonforfeitable percentage of his Base Contribution Account as determined by the following vesting schedule:

                                   % of Nonforfeitable
          Years of Service        Base Contribution Acct.
          -------- -------        -----------------------
                0                                 0%
                1                                10%
                2                                20%
                3                                30%
                4                                40%
                5                                60%
                6                                80%
            7 or more                           100%

2. Section 4.04 of Article IV, is hereby amended by deleting the second sentence thereof and inserting in its place the following:

The Employer's base contribution amount will be allocated only to Participants who are employed by the Employer on the last day of the Plan Year and who have been credited with one thousand (1,000) Hours of Service for that Plan Year, except that a Participant whose service with the Employer terminates in a Plan Year due to:

     a) retirement on or after reaching his Normal Retirement Date,
     b) death or disability, or
     c) upon termination of employment with the Employer pursuant to an employment reduction plan during the period November 1, 1996 through and including December 31, 1997,

will also share in the allocation of the Employer's base contribution for the Plan Year.

                                       2